Exhibit 99.1
News

For Release: Tuesday, Jan. 28, 2025, at 6:30 a.m. ET

GM Releases Full-Year and Fourth-Quarter 2024 Results and 2025 Guidance

DETROIT – General Motors (NYSE: GM) today reported full-year 2024 net income attributable to shareholders of $6.0 billion and EBIT-adjusted of $14.9 billion. Fourth-quarter 2024 net income attributable to shareholders was a loss of $3.0 billion and EBIT-adjusted was $2.5 billion.

Fourth quarter net income was reduced by more than $5 billion in special charges driven primarily by $4 billion of non-cash restructuring charges and impairment of our interests in certain China Joint Ventures, and $0.5 billion in charges related to the decision to stop funding the Cruise robotaxi business.

The chart below summarizes GM's 2024 financial guidance and 2024 results, as well as the company's 2025 guidance, which is for a year of strong financial performance.

	Final 2024 Guidance	2024 Results	2025 Guidance
Net income attributable to stockholders	$10.4 billion - $11.1 billion	$6.0 billion	$11.2 billion - $12.5 billion
EBIT-adjusted	$14.0 billion - $15.0 billion	$14.9 billion	$13.7 billion - $15.7 billion
Automotive operating cash flow	$22.0 billion - $24.0 billion	$23.9 billion	$21.0 billion - $24.0 billion
Adjusted automotive free cash flow	$12.5 billion - $13.5 billion	$14.0 billion	$11.0 billion - $13.0 billion
EPS-diluted	$9.14 - $9.64	$6.37	$11.00 - $12.00
EPS-diluted-adjusted	$10.00 - $10.50	$10.60	$11.00 - $12.00

GM's 2025 financial guidance assumes a stable policy environment in North America and an estimated benefit of $0.5 billion from reduced year-over-year expenses at Cruise. The financial guidance also includes anticipated capital spending of $10.0 billion - $11.0 billion, inclusive of investments in the company's battery cell manufacturing joint ventures.

Conference Call for Investors and Analysts

GM Chair and CEO Mary Barra and GM Chief Financial Officer Paul Jacobson will host a conference call for the investment community at 8:30 a.m. ET today to discuss these results.

Conference call details are as follows:
•1-800-857-9821 (U.S.)
•1-517-308-9481 (international/caller-paid)
•Conference call passcode: General Motors
•An audio replay will be available on the GM Investor Relations website in the Events section.

Visit the GM Investor Relations website to download the company’s earnings deck and GM Chair and CEO Mary Barra’s letter to shareholders.

Results Overview

	Three Months Ended
$M except per share amounts	December 31, 2024	December 31, 2023	Change	% Change
Revenue	$47,702	$42,980	$4,722	11.0%
Net income (loss) attributable to stockholders	$(2,961)	$2,102	$(5,063)	n.m.
EBIT-adjusted	$2,509	$1,757	$752	42.8%
Net income margin	(6.2)%	4.9%	(11.1) ppts	n.m.
EBIT-adjusted margin	5.3%	4.1%	1.2 ppts	29.3%
Automotive operating cash flow	$4,765	$4,688	$77	1.6%
Adjusted automotive free cash flow	$1,823	$1,341	$482	35.9%
EPS-diluted(a)	$(1.64)	$1.59	$(3.23)	n.m.
EPS-diluted-adjusted(a)	$1.92	$1.24	$0.68	54.8%
GMNA EBIT-adjusted	$2,274	$2,011	$263	13.1%
GMNA EBIT-adjusted margin	5.8%	5.7%	0.1 ppts	1.8%
GMI EBIT-adjusted	$221	$269	$(48)	(17.8)%
China equity income	$(4,060)	$93	$(4,153)	n.m.
GM Financial EBT-adjusted	$719	$707	$12	1.7%
__________
(a)EPS-diluted and EPS-diluted-adjusted include a $0.02 and $(0.05) impact from revaluation on equity investments in the three months ended December 31, 2024 and 2023.
(b)n.m. = not meaningful

	Years Ended
$M except per share amounts	December 31, 2024	December 31, 2023	Change	% Change
Revenue	$187,442	$171,842	$15,600	9.1%
Net income attributable to stockholders	$6,008	$10,127	$(4,119)	(40.7)%
EBIT-adjusted	$14,934	$12,357	$2,577	20.9%
Net income margin	3.2%	5.9%	(2.7) ppts	(45.8)%
EBIT-adjusted margin	8.0%	7.2%	0.8 ppts	11.1%
Automotive operating cash flow	$23,939	$20,828	$3,111	14.9%
Adjusted automotive free cash flow	$14,045	$11,666	$2,379	20.4%
EPS-diluted(a)	$6.37	$7.32	$(0.95)	(13.0)%
EPS-diluted-adjusted(a)	$10.60	$7.68	$2.92	38.0%
GMNA EBIT-adjusted	$14,528	$12,306	$2,222	18.1%
GMNA EBIT-adjusted margin	9.2%	8.7%	0.5 ppts	5.7%
GMI EBIT-adjusted	$303	$1,210	$(907)	(75.0)%
China equity income	$(4,407)	$446	$(4,853)	n.m.
GM Financial EBT-adjusted	$2,965	$2,985	$(20)	(0.7)%
__________
(a)EPS-diluted and EPS-diluted-adjusted include a $(0.11) and $(0.10) impact from revaluation on equity investments in the years ended December 31, 2024 and 2023.
(b)n.m. = not meaningful

General Motors (NYSE:GM) is driving the future of transportation, leveraging advanced technology to build safer, smarter, and lower emission cars, trucks, and SUVs. GM’s Buick, Cadillac, Chevrolet, and GMC brands offer a broad portfolio of innovative gasoline-powered vehicles and the industry’s widest range of EVs, as we move to an all-electric future. Learn more at GM.com.

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CONTACTS:
Jim Cain GM Communications 313-407-2843 james.cain@chevrolet.com	Ashish Kohli GM Investor Relations 847-964-3459 ashish.kohli@gm.com
David Caldwell GM Communications 586-899-7861 david.caldwell@gm.com

Cautionary Note on Forward-Looking Statements: This press release and related comments by management may include “forward-looking statements” within the meaning of the U.S. federal securities laws. Forward-looking statements are any statements other than statements of historical fact and represent our current judgment about possible future events. In making these statements, we rely upon assumptions and analysis based on our experience and perception of historical trends, current conditions, and expected future developments, as well as other factors we consider appropriate under the circumstances. We believe these judgments are reasonable, but these statements are not guarantees of any future events or financial results, and our actual results may differ materially due to a variety of factors, many of which are described in our most recent Annual Report on Form 10-K and our other filings with the U.S. Securities and Exchange Commission. We caution readers not to place undue reliance on forward-looking statements. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update publicly or otherwise revise any forward-looking statements, whether as a result of new information, future events, or other factors that affect the subject of these statements, except where we are expressly required to do so by law.

2024 Guidance Reconciliations

The following table reconciles expected Net income attributable to stockholders under U.S. GAAP to expected EBIT-adjusted (dollars in billions):

Year Ending December 31, 2024
Net income attributable to stockholders	$ 10.4-11.1
Income tax expense	2.4-2.7
Automotive interest income, net	(0.1)
Adjustments(a)	1.3
EBIT-adjusted	$ 14.0-15.0

The following table reconciles expected automotive net cash provided by operating activities under U.S. GAAP to expected adjusted automotive free cash flow (dollars in billions):

Year Ending December 31, 2024
Net automotive cash provided by operating activities	$ 22.0-24.0
Less: Capital expenditures	10.0-11.0
Adjustments(a)	0.5
Adjusted automotive free cash flow	$ 12.5-13.5

The following table reconciles expected EPS-diluted under U.S. GAAP to expected EPS-diluted-adjusted:

Year Ending December 31, 2024
Diluted earnings per common share	$ 9.14-9.64
Adjustments(a)	0.86
EPS-diluted-adjusted	$ 10.00-10.50

__________
(a)Adjustments as of September 30, 2024. See our Quarterly Report on Form 10-Q for the quarter ended September 30, 2024, for full details. We do not consider the potential future impact of adjustments on our expected financial results.

2025 Guidance Reconciliations

The following table reconciles expected Net income attributable to stockholders under U.S. GAAP to expected EBIT-adjusted (dollars in billions):

Year Ending December 31, 2025
Net income attributable to stockholders	$ 11.2-12.5
Income tax expense	2.5-3.2
Automotive interest income, net	(0.0)
EBIT-adjusted(a)	$ 13.7-15.7

The following table reconciles expected automotive net cash provided by operating activities under U.S. GAAP to expected adjusted automotive free cash flow (dollars in billions):

Year Ending December 31, 2025
Net automotive cash provided by operating activities	$ 21.0-24.0
Less: Capital expenditures	10.0-11.0
Adjusted automotive free cash flow(a)	$ 11.0-13.0

__________
(a)We do not consider the potential future impact of adjustments on our expected financial results.

General Motors Company and Subsidiaries1
Combining Income Statement Information
(In millions) (Unaudited)

	Year Ended December 31, 2024					Year Ended December 31, 2023
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Net sales and revenue
Automotive	$171,605	$257	$—	$(256)	$171,606	$157,667	$102	$—	$(110)	$157,658
GM Financial	—	—	15,875	(40)	15,836	—	—	14,225	(41)	14,184
Total net sales and revenue	171,605	257	15,875	(296)	187,442	157,667	102	14,225	(151)	171,842
Costs and expenses
Automotive and other cost of sales	148,501	2,566	—	(3)	151,065	138,254	3,088	—	(12)	141,330
GM Financial interest, operating and other expenses	—	—	12,974	(1)	12,972	—	—	11,376	(2)	11,374
Automotive and other selling, general and administrative expense	9,898	727	—	(4)	10,621	9,349	493	—	(2)	9,840
Total costs and expenses	158,399	3,293	12,974	(8)	174,658	147,603	3,581	11,376	(16)	162,544
Operating income (loss)	13,206	(3,036)	2,902	(288)	12,784	10,064	(3,479)	2,848	(135)	9,298
Automotive interest expense	845	189	—	(189)	846	928	33	—	(49)	911
Interest income and other non-operating income, net	1,124	35	(1)	99	1,257	1,345	107	(1)	86	1,537
Equity income (loss)	(4,419)	—	(256)	—	(4,675)	342	—	138	—	480
Income (loss) before income taxes	9,065	(3,191)	2,645	—	8,519	10,823	(3,405)	2,985	—	10,403
Income tax expense (benefit)					2,556					563
Net income (loss)					5,963					9,840
Net loss (income) attributable to noncontrolling interests					45					287
Net income (loss) attributable to stockholders					$6,008					$10,127

Net income (loss) attributable to common stockholders					$7,189					$10,022

__________

1 Certain columns and rows may not add due to rounding.

General Motors Company and Subsidiaries1
Basic and Diluted Earnings per Share
(Unaudited)

The following table summarizes basic and diluted earnings per share (in millions, except per share amounts):

	Three Months Ended		Years Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Basic earnings per share
Net income (loss) attributable to stockholders	$(2,961)	$2,102	$6,008	$10,127
Adjustments(a)	1,236	(26)	1,181	(106)
Net income (loss) attributable to common stockholders	$(1,725)	$2,076	$7,189	$10,022

Weighted-average common shares outstanding	1,055	1,302	1,115	1,364

Basic earnings per common share	$(1.64)	$1.59	$6.45	$7.35
Diluted earnings per share
Net income (loss) attributable to common stockholders – diluted	$(1,725)	$2,076	$7,189	$10,022

Weighted-average common shares outstanding – diluted	1,055	1,307	1,129	1,369

Diluted earnings per common share	$(1.64)	$1.59	$6.37	$7.32
Potentially dilutive securities(b)	36	23	—	23
__________
(a)Includes a $1.2 billion return from the preferred shareholders related to the redemption of Cruise preferred shares from noncontrolling interest holders and an insignificant amount in participating securities income from a subsidiary in the three months ended December 31, 2024 and for the year ended December 31, 2024.
(b)Potentially dilutive securities attributable to outstanding stock options, restricted stock units (RSUs) and performance stock units at December 31, 2024 and outstanding stock options and RSUs at December 31, 2023, were excluded from the computation of diluted EPS because the securities would have had an antidilutive effect.

General Motors Company and Subsidiaries1
Combining Balance Sheet Information
(In millions, except per share amounts) (Unaudited)

	December 31, 2024					December 31, 2023
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
ASSETS
Current Assets
Cash and cash equivalents	$14,470	$308	$5,094	$—	$19,872	$12,228	$1,344	$5,282	$—	$18,853
Marketable debt securities	7,265	—	—	—	7,265	7,613	—	—	—	7,613
Accounts and notes receivable, net(a)	11,498	22	1,988	(681)	12,827	11,814	—	1,891	(1,327)	12,378
GM Financial receivables, net(e)	—	—	46,760	(398)	46,362	—	—	39,246	(170)	39,076
Inventories	14,569	—	—	(5)	14,564	16,467	—	—	(6)	16,461
Other current assets(b)	2,816	38	4,799	2	7,655	1,994	466	5,205	(428)	7,238
Total current assets	50,618	369	58,640	(1,082)	108,545	50,115	1,809	51,624	(1,931)	101,618
Non-current Assets
GM Financial receivables, net(d)	—	—	46,750	(276)	46,474	—	—	45,391	(348)	45,043
Equity in net assets of nonconsolidated affiliates	5,896	—	1,206	—	7,102	8,943	—	1,670	—	10,613
Property, net	51,729	69	107	—	51,904	50,104	93	124	—	50,321
Goodwill and intangible assets, net	2,642	570	1,339	—	4,551	2,793	715	1,354	—	4,862
Equipment on operating leases, net	—	—	31,586	—	31,586	—	—	30,582	—	30,582
Deferred income taxes	21,149	1,899	(1,795)	—	21,254	21,722	1,723	(1,106)	—	22,339
Other assets(c)	9,340	41	1,323	(2,359)	8,346	6,869	215	1,140	(538)	7,686
Total non-current assets	90,756	2,579	80,516	(2,635)	171,216	90,430	2,745	79,156	(886)	171,446
Total Assets	$141,374	$2,948	$139,156	$(3,717)	$279,761	$140,546	$4,555	$130,780	$(2,817)	$273,064
LIABILITIES AND EQUITY
Current Liabilities
Accounts payable (principally trade)(a)	$25,446	$200	$714	$(681)	$25,680	$27,846	$185	$1,136	$(1,054)	$28,114
Short-term debt and current portion of long-term debt
Automotive(a)(e)	2,413	7	—	(279)	2,141	591	272	—	(435)	428
GM Financial	—	—	37,291	—	37,291	—	—	38,540	—	38,540
Cruise(e)	—	119	—	(119)	—	—	6	—	(6)	—
Accrued liabilities(b)	24,949	548	5,661	(4)	31,154	21,468	590	5,741	(436)	27,364
Total current liabilities	52,808	874	43,666	(1,082)	96,265	49,906	1,053	45,417	(1,931)	94,445
Non-current Liabilities
Long-term debt
Automotive(c)	13,288	2,397	—	(2,359)	13,327	15,979	544	—	(538)	15,985
GM Financial	—	—	76,973	—	76,973	—	—	66,788	—	66,788
Cruise(d)	—	276	—	(276)	—	—	348	—	(348)	—
Postretirement benefits other than pensions	3,990	—	—	—	3,990	4,345	—	—	—	4,345
Pensions	5,772	—	7	—	5,779	6,673	—	8	—	6,680
Other liabilities	14,635	297	2,904	—	17,836	13,447	454	2,614	—	16,515
Total non-current liabilities	37,686	2,970	79,885	(2,635)	117,906	40,444	1,345	69,409	(886)	110,312
Total Liabilities	90,494	3,844	123,551	(3,717)	214,171	90,350	2,399	114,826	(2,817)	204,757
Noncontrolling interest - Cruise stock incentive awards	—	—	—	—	—	—	118	—	—	118
Equity
Common stock, $0.01 par value	10	—	—	—	10	12	—	—	—	12
Additional paid-in capital(f)	19,632	1,187	1,196	(1,172)	20,843	18,866	240	1,314	(1,290)	19,130
Retained earnings	40,203	(2,647)	15,916	1	53,472	39,579	(12)	15,823	1	55,391
Accumulated other comprehensive loss	(9,744)	(3)	(1,506)	—	(11,253)	(9,066)	1	(1,183)	—	(10,247)
Total stockholders’ equity	50,100	(1,464)	15,606	(1,170)	63,072	49,391	229	15,954	(1,289)	64,286
Noncontrolling interests(f)	780	568	—	1,170	2,518	805	1,809	—	1,289	3,903
Total Equity	50,880	(896)	15,606	—	65,590	50,196	2,038	15,954	—	68,189
Total Liabilities and Equity	$141,374	$2,948	$139,156	$(3,717)	$279,761	$140,546	$4,555	$130,780	$(2,817)	$273,064
__________
(a)Eliminations primarily include GM Financial accounts and notes receivable of $0.5 billion due from Automotive; and Automotive accounts receivable of $0.2 billion primarily due from GM Financial and Cruise at December 31, 2024; and GM Financial accounts and notes receivable of $0.5 billion due from Automotive and Automotive accounts receivable of $0.8 billion due from GM Financial and Cruise at December 31, 2023.
(b)Eliminations primarily related to intercompany asset transfer between Automotive and Cruise for autonomous vehicle (AV) capital at December 31, 2023.
(c)Eliminations primarily related to convertible note issued by Cruise to Automotive at December 31, 2024 and deferral agreement between Cruise and Automotive as regards to engineering, capital spending, restructuring and other costs incurred by Automotive on behalf of Cruise resulting in a long-term payable for Cruise offset by a long-term receivable for Automotive.
(d)Eliminations primarily related to intercompany loans due from Cruise to GM Financial.
(e)Eliminations primarily related to GM Financial accounts receivables due from Automotive and Cruise.
(f)Primarily reclassification of GM Financial Cumulative Perpetual Preferred Stock, Series A, B and C. The preferred stock is classified as noncontrolling interests in our consolidated balance sheets.

General Motors Company and Subsidiaries1
Combining Cash Flow Information
(In millions) (Unaudited)

	Year Ended December 31, 2024					Year Ended December 31, 2023
	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined	Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Combined
Cash flows from operating activities
Net income (loss)	$6,637	$(2,535)	$1,862	$—	$5,963	$10,102	$(2,414)	$2,152	$—	$9,840
Depreciation and impairment of Equipment on operating leases, net	—	—	4,844	—	4,844	—	—	4,904	—	4,904
Depreciation, amortization and impairment charges on Property, net	6,549	958	38	—	7,545	6,756	188	40	—	6,984
Foreign currency remeasurement and transaction (gains) losses	(314)	—	(7)	—	(321)	344	—	5	—	349
Undistributed earnings and impairment of nonconsolidated affiliates, net	3,708	—	411	—	4,118	295	—	(50)	—	245
Pension contributions and OPEB payments	(1,517)	—	—	—	(1,518)	(1,099)	—	—	—	(1,100)
Pension and OPEB income, net	88	—	2	—	89	89	—	2	—	90
Provision (benefit) for deferred taxes	966	(656)	1,059	—	1,368	(305)	(991)	256	—	(1,041)
Change in other operating assets and liabilities(a)	4,978	693	(896)	(6,304)	(1,529)	3,376	637	846	(3,037)	1,822
Other operating activities(c)	2,846	(693)	(883)	(1,703)	(433)	1,272	658	(1,493)	(1,601)	(1,163)
Net cash provided by (used in) operating activities	23,939	(2,233)	6,429	(8,006)	20,129	20,828	(1,921)	6,662	(4,638)	20,930
Cash flows from investing activities
Expenditures for property	(10,711)	(7)	(24)	(88)	(10,830)	(10,684)	(63)	(24)	(198)	(10,970)
Available-for-sale marketable securities, acquisitions	(3,986)	—	—	—	(3,986)	(3,940)	(490)	—	—	(4,429)
Available-for-sale marketable securities, liquidations	4,331	—	—	—	4,331	7,443	1,902	—	—	9,345
Purchases of finance receivables(a)	—	—	(42,792)	6,444	(36,348)	—	—	(38,593)	3,214	(35,379)
Principal collections and recoveries on finance receivables	—	—	31,783	1	31,784	—	—	28,343	4	28,346
Purchases of leased vehicles	—	—	(15,279)	—	(15,279)	—	—	(13,640)	—	(13,640)
Proceeds from termination of leased vehicles	—	—	10,892	—	10,892	—	—	13,033	—	13,033
Other investing activities(b)	(2,448)	—	2	1,365	(1,081)	(1,505)	—	—	536	(969)
Net cash provided by (used in) investing activities	(12,813)	(7)	(15,418)	7,721	(20,517)	(8,686)	1,349	(10,882)	3,556	(14,663)
Cash flows from financing activities
Net increase (decrease) in short-term debt	16	—	112	—	128	(6)	—	(150)	—	(156)
Proceeds from issuance of debt (original maturities greater than three months)(b)	83	1,118	53,398	(1,165)	53,435	24	228	50,940	(228)	50,963
Payments on debt (original maturities greater than three months)	(919)	(8)	(42,478)	6	(43,399)	(1,644)	(33)	(43,001)	3	(44,675)
Payments to purchase common stock	(7,064)	—	—	—	(7,064)	(11,115)	—	—	—	(11,115)
Issuance (redemption) of subsidiary stock(b)	—	255	—	(356)	(101)	—	493	—	(493)	—
Dividends paid(c)	(534)	—	(1,919)	1,800	(653)	(479)	—	(1,919)	1,800	(597)
Other financing activities	(82)	(161)	(164)	—	(407)	(336)	(292)	(146)	—	(774)
Net cash provided by (used in) financing activities	(8,501)	1,204	8,950	285	1,938	(13,555)	396	5,724	1,082	(6,353)
Effect of exchange rate changes on cash, cash equivalents and restricted cash	(374)	—	(128)	—	(503)	(15)	—	69	—	54
Net increase (decrease) in cash, cash equivalents and restricted cash	2,251	(1,037)	(167)	—	1,047	(1,437)	(167)	1,573	—	(31)
Cash, cash equivalents and restricted cash at beginning of period	12,310	1,359	8,249	—	21,917	13,746	1,526	6,676	—	21,948
Cash, cash equivalents and restricted cash at end of period	$14,561	$322	$8,081	$—	$22,964	$12,310	$1,359	$8,249	$—	$21,917
__________
(a)Includes eliminations of $6.4 billion and $3.0 billion in the years ended December 31, 2024 and 2023 for purchases/collections of wholesale finance receivables resulting from vehicles sold by GM to dealers that have arranged their inventory floor plan financing through GM Financial.
(b)Includes eliminations of $0.9 billion convertible note issued by Cruise to Automotive in the year ended December 31, 2024, $0.4 billion and $0.5 billion in the years ended December 31, 2024 and 2023 for Automotive investment in Cruise.
(c)Eliminations include dividends issued by GM Financial to Automotive in the years ended December 31, 2024 and 2023.

General Motors Company and Subsidiaries1
The following tables summarize key financial information by segment (dollars in millions):

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended December 31, 2024
Net sales and revenue	$39,528	$3,994	$76	$—	$43,598	$181	$4,114	$(191)	$47,702
Expenditures for property	$3,046	$157	$12	$—	$3,215	$2	$8	$7	$3,233
Depreciation and amortization	$1,548	$103	$27	$—	$1,678	$7	$1,221	$—	$2,905
Impairment charges	$—	$—	$—	$—	$—	$328	$—	$—	$328
Equity income (loss)(a)(b)	$190	$(4,057)	$—	$—	$(3,867)	$—	$(311)	$—	$(4,178)

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Three Months Ended December 31, 2023
Net sales and revenue	$35,231	$3,938	$96	$—	$39,264	$25	$3,743	$(53)	$42,980
Expenditures for property	$3,437	$173	$3	$—	$3,613	$13	$4	$77	$3,706
Depreciation and amortization	$1,602	$165	$5	$—	$1,771	$10	$1,217	$—	$2,999
Impairment charges	$—	$—	$—	$—	$—	$209	$—	$—	$209
Equity income (loss)(a)	$106	$92	$—	$—	$198	$—	$27	$—	$225

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Year Ended December 31, 2024
Net sales and revenue	$157,509	$13,890	$206	$—	$171,605	$257	$15,875	$(296)	$187,442
Expenditures for property	$10,266	$415	$30	$—	$10,711	$7	$24	$88	$10,830
Depreciation and amortization	$5,963	$506	$80	$—	$6,548	$25	$4,883	$—	$11,456
Impairment charges	$—	$—	$—	$—	$—	$933	$—	$—	$934
Equity income (loss)(a)(b)	$955	$(4,400)	$—	$—	$(3,445)	$—	$(256)	$—	$(3,701)

	GMNA	GMI	Corporate	Eliminations	Total Automotive	Cruise	GM Financial	Reclassifications/Eliminations	Total
Year Ended December 31, 2023
Net sales and revenue	$141,445	$15,949	$273	$—	$157,667	$102	$14,225	$(151)	$171,842
Expenditures for property	$10,147	$522	$15	$—	$10,684	$63	$24	$198	$10,970
Depreciation and amortization	$6,146	$589	$21	$—	$6,755	$38	$4,944	$—	$11,737
Impairment charges	$—	$—	$—	$—	$—	$209	$—	$—	$209
Equity income (loss)(a)	$196	$440	$—	$—	$635	$—	$138	$—	$773
__________
(a)Includes Automotive China joint ventures (Automotive China JVs) equity loss of $4.1 billion and $4.4 billion in the three months ended December 31, 2024 and in the year ended December 31, 2024 and Automotive China JVs equity income of $93 million and $446 million in the three months ended December 31, 2023 and in the year ended December 31, 2023.
(b)Equity earnings related to Ultium Cells Holdings LLC are presented in Automotive and other cost of sales as this entity is integral to the operations of our business by providing battery cells for our electric vehicles. Equity earnings related to Ultium Cells Holdings LLC were $186 million and $102 million in the three months ended December 31, 2024 and 2023 and $975 million and $293 million in the year ended December 31, 2024 and 2023.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
General Motors Company (GM) uses both generally accepted accounting principles (GAAP) and non-GAAP financial measures for operational and financial decision making, and to assess Company and segment business performance. Our non-GAAP measures include: earnings before interest and taxes (EBIT)-adjusted, presented net of noncontrolling interests; earnings before income taxes-adjusted (EBT-adjusted) for our General Motors Financial Company, Inc. (GM Financial) segment; earnings per share (EPS)-diluted-adjusted; effective tax rate-adjusted (ETR-adjusted); return on invested capital-adjusted (ROIC-adjusted) and adjusted automotive free cash flow. GM's calculation of these non-GAAP measures may not be comparable to similarly titled measures of other companies due to potential differences between companies in the method of calculation. As a result, the use of these non-GAAP measures has limitations and should not be considered superior to, in isolation from, or as a substitute for, related U.S. GAAP measures.

These non-GAAP measures allow management and investors to view operating trends, perform analytical comparisons and benchmark performance between periods and among geographic regions to understand operating performance without regard to items we do not consider a component of our core operating performance. Furthermore, these non-GAAP measures allow investors the opportunity to measure and monitor our performance against our externally communicated targets and evaluate the investment decisions being made by management to improve ROIC-adjusted. Management uses these measures in its financial, investment and operational decision-making processes, for internal reporting and as part of its forecasting and budgeting processes. Further, our Board of Directors uses certain of these and other measures as key metrics to determine management performance under our performance-based compensation plans. For these reasons, we believe these non-GAAP measures are useful for our investors.

EBIT-adjusted (Most comparable GAAP measure: Net income attributable to stockholders) EBIT-adjusted is presented net of noncontrolling interests and is used by management and can be used by investors to review our consolidated operating results because it excludes automotive interest income, automotive interest expense and income taxes as well as certain additional adjustments that are not considered part of our core operations. Examples of adjustments to EBIT include, but are not limited to, impairment charges on long-lived assets and other exit costs resulting from strategic shifts in our operations or discrete market and business conditions, and certain costs arising from legal matters. For EBIT-adjusted and our other non-GAAP measures, once we have made an adjustment in the current period for an item, we will also adjust the related non-GAAP measure in any future periods in which there is an impact from the item. Our corresponding measure for our GM Financial segment is EBT-adjusted because interest income and interest expense are part of operating results when assessing and measuring the operational and financial performance of the segment.

EPS-diluted-adjusted (Most comparable GAAP measure: Diluted earnings per common share) EPS-diluted-adjusted is used by management and can be used by investors to review our consolidated diluted EPS results on a consistent basis. EPS-diluted-adjusted is calculated as net income attributable to common stockholders-diluted less adjustments noted above for EBIT-adjusted and certain income tax adjustments divided by weighted-average common shares outstanding-diluted. Examples of income tax adjustments include the establishment or release of significant deferred tax asset valuation allowances.

ETR-adjusted (Most comparable GAAP measure: Effective tax rate) ETR-adjusted is used by management and can be used by investors to review the consolidated effective tax rate for our core operations on a consistent basis. ETR-adjusted is calculated as Income tax expense less the income tax related to the adjustments noted above for EBIT-adjusted and the income tax adjustments noted above for EPS-diluted-adjusted divided by Income before income taxes less adjustments. When we provide an expected adjusted effective tax rate, we do not provide an expected effective tax rate because the U.S. GAAP measure may include significant adjustments that are difficult to predict.

ROIC-adjusted (Most comparable GAAP measure: Return on equity) ROIC-adjusted is used by management and can be used by investors to review our investment and capital allocation decisions. We define ROIC-adjusted as EBIT-adjusted for the trailing four quarters divided by ROIC-adjusted average net assets, which is considered to be the average equity balances adjusted for average automotive debt and interest liabilities, exclusive of finance leases; average automotive net pension and other postretirement benefits (OPEB) liabilities; and average automotive net income tax assets during the same period.

Adjusted automotive free cash flow (Most comparable GAAP measure: Net automotive cash provided by operating activities) Adjusted automotive free cash flow is used by management and can be used by investors to review the liquidity of our automotive operations and to measure and monitor our performance against our capital allocation program and evaluate our automotive liquidity against the substantial cash requirements of our automotive operations. We measure adjusted automotive free cash flow as automotive operating cash flow from operations less capital expenditures adjusted for management actions. Management actions can include voluntary events such as discretionary contributions to employee benefit plans or nonrecurring specific events such as a closure of a facility that are considered special for EBIT-adjusted purposes.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles Net income (loss) attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net income (loss) attributable to stockholders(a)	$(2,961)	$2,102	$6,008	$10,127
Income tax expense	318	(857)	2,556	563
Automotive interest expense	215	222	846	911
Automotive interest income	(279)	(308)	(967)	(1,109)
Adjustments
China JV restructuring actions(b)	4,010	—	4,010	—
Cruise restructuring(c)	520	478	1,103	478
Buick dealer strategy(d)	643	131	964	569
Restructuring actions(e)	10	—	200	—
GMI plant wind down(f)	4	—	150	—
Headquarters relocation(g)	30	—	64	—
Voluntary separation program(h)	—	130	—	1,035
GM Korea wage litigation(i)	—	(30)	—	(106)
India asset sales(j)	—	(111)	—	(111)
Total adjustments	5,217	598	6,491	1,865
EBIT-adjusted	2,509	1,757	14,934	12,357
Operating segments
GM North America (GMNA)	2,274	2,011	14,528	12,306
GM International (GMI)	221	269	303	1,210
Cruise	(418)	(792)	(1,701)	(2,695)
GM Financial(k)	719	707	2,965	2,985
Total operating segments	2,796	2,196	16,095	13,806
Corporate and eliminations(l)	(287)	(439)	(1,161)	(1,448)
EBIT-adjusted	$2,509	$1,757	$14,934	$12,357
__________
(a)Net of net loss attributable to noncontrolling interests.
(b)These adjustments were excluded because they relate to the other-than-temporary impairment and our portion of restructuring charges recorded in equity earnings associated with our restructuring actions of Automotive China JVs.
(c)These adjustments were excluded because they relate to restructuring charges resulting from the plan to combine the Cruise and GM technical efforts to advance autonomous and assisted driving, the indefinite delay of the Cruise Origin and the voluntarily pausing in 2023 of Cruise's driverless, supervised and manual AV operations in the U.S. The adjustments primarily consist of non-cash restructuring charges, supplier-related charges and employee separation costs.
(d)These adjustments were excluded because they relate to strategic activities to transition certain Buick dealers out of our dealer network as part of Buick’s EV strategy.
(e)These adjustments were excluded because they relate to employee separation charges primarily in North America.
(f)These adjustments were excluded because they relate to the wind down of our manufacturing operations in Colombia and Ecuador.
(g)These adjustments were excluded because they relate to the GM headquarters relocation, primarily consisting of accelerated depreciation.
(h)These adjustments were excluded because they relate to the acceleration of attrition as part of the cost reduction program announced in January 2023, primarily in the U.S.
(i)These adjustments were excluded because they relate to the partial resolution of subcontractor matters in Korea.
(j)These adjustments were excluded because they relate to an asset sale resulting from our strategic decision in 2020 to exit India.
(k)GM Financial amounts represent EBT-adjusted.
(l)GM's automotive interest income and interest expense, legacy costs from the Opel/Vauxhall Business (primarily pension costs), corporate expenditures and certain revenues and expenses that are not part of a reportable segment are recorded centrally in Corporate.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table reconciles diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted (dollars in millions, except per share amounts):

	Three Months Ended				Years Ended
	December 31, 2024		December 31, 2023		December 31, 2024		December 31, 2023
	Amount	Per Share	Amount	Per Share	Amount	Per Share	Amount	Per Share
Diluted earnings (loss) per common share	$(1,725)	$(1.64)	$2,076	$1.59	$7,189	$6.37	$10,022	$7.32
Impact of including dilutive securities(a)		0.03		—		—		—
Adjustments(b)	5,217	4.85	598	0.46	6,491	5.75	1,865	1.36
Tax effect on adjustments(c)	(187)	(0.17)	(180)	(0.14)	(477)	(0.42)	(504)	(0.37)
Tax adjustments(d)	—	—	(870)	(0.67)	—	—	(870)	(0.64)
Return from preferred shareholders(e)	(1,239)	(1.15)	—	—	(1,239)	(1.10)	—	—
EPS-diluted-adjusted	$2,066	$1.92	$1,624	$1.24	$11,963	$10.60	$10,513	$7.68
__________
(a)Represents the dilutive effect of awards under stock incentive plans. Refer to the table below for the effect on weighted-average common shares outstanding — diluted-adjusted.
(b)Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) for adjustment details.
(c)The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(d)In the year ended December 31, 2023, the adjustment consists of tax benefit related to the release of a valuation allowance against deferred tax assets considered realizable in Korea. This adjustment was excluded because significant impacts of valuation allowances are not considered part of our core operations.
(e)This adjustment consists of a return from the preferred shareholders related to the redemption of Cruise preferred shares from noncontrolling interest holders in the three months and year ended December 31, 2024.

The following table reconciles weighted-average common shares outstanding — diluted under U.S. GAAP to weighted-average common shares outstanding — diluted-adjusted used in the calculation of EPS-diluted-adjusted (shares in millions):

	Three Months Ended		Years Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Weighted-average common shares outstanding — diluted	1,055	1,307	1,129	1,369
Dilutive effect of awards under stock incentive plans	20	—	—	—
Weighted-average common shares outstanding — diluted-adjusted	1,075	1,307	1,129	1,369

The following table reconciles our effective tax rate under U.S. GAAP to ETR-adjusted (dollars in millions):

	Years Ended December 31,
	2024			2023
	Income before income taxes	Income tax expense	Effective tax rate	Income before income taxes	Income tax expense	Effective tax rate
Effective tax rate	$8,519	$2,556	30.0%	$10,403	$563	5.4%
Adjustments(a)	6,564	477		1,916	504
Tax adjustments(b)		—			870
ETR-adjusted	$15,083	$3,033	20.1%	$12,319	$1,937	15.7%
__________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) for adjustment details. Net income attributable to noncontrolling interests for these adjustments is included in the years ended December 31, 2024 and 2023. The tax effect of each adjustment is determined based on the tax laws and valuation allowance status of the jurisdiction to which the adjustment relates.
(b)Refer to the reconciliation of diluted earnings per common share under U.S. GAAP to EPS-diluted-adjusted for adjustment details.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
We define return on equity (ROE) as Net income attributable to stockholders for the trailing four quarters divided by average equity for the same period. Management uses average equity to provide comparable amounts in the calculation of ROE. The following table summarizes the calculation of ROE (dollars in billions):

	Years Ended December 31,
	2024	2023
Net income attributable to stockholders	$6.0	$10.1
Average equity(a)	$68.9	$72.0
ROE	8.7%	14.1%
__________
(a)    Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in Net income attributable to stockholders.

The following table summarizes the calculation of ROIC-adjusted (dollars in billions):

	Years Ended December 31,
	2024	2023
EBIT-adjusted(a)	$14.9	$12.4
Average equity(b)	$68.9	$72.0
Add: Average automotive debt and interest liabilities (excluding finance leases)	16.1	16.2
Add: Average automotive net pension and OPEB liability	9.4	8.1
Less: Average automotive net income tax asset	(22.7)	(21.1)
ROIC-adjusted average net assets	$71.8	$75.2
ROIC-adjusted	20.8%	16.4%
__________
(a)Refer to the reconciliation of Net income (loss) attributable to stockholders under U.S. GAAP to EBIT-adjusted and segment profit (loss) for adjustment details.
(b)Includes equity of noncontrolling interests where the corresponding earnings (loss) are included in EBIT-adjusted.

The following table reconciles Net automotive cash provided by operating activities under U.S. GAAP to adjusted automotive free cash flow (dollars in millions):

	Three Months Ended		Years Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
Net automotive cash provided by operating activities	$4,765	$4,688	$23,939	$20,828
Less: Capital expenditures	(3,215)	(3,613)	(10,711)	(10,684)
Add: Buick dealer strategy	154	213	530	674
Add: Restructuring actions	89	—	163	—
Add: GMI plant wind down	30	—	65	—
Add: Employee separation costs	—	53	58	849
Adjusted automotive free cash flow	$1,823	$1,341	$14,045	$11,666

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
Vehicle Sales

GM presents both wholesale and total vehicle sales data to assist in the analysis of our revenue and market share. Wholesale vehicle sales data consists of sales to GM's dealers and distributors, as well as sales to the U.S. government, and excludes vehicles sold by our joint ventures. Wholesale vehicle sales data correlates to GM's revenue recognized from the sale of vehicles, which is the largest component of Automotive net sales and revenue. In the year ended December 31, 2024, 27.9% of GM's wholesale vehicle sales volume was generated outside the U.S. The following table summarizes wholesale vehicle sales by automotive segment (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GMNA	876	782	3,464	3,147
GMI	163	161	547	621
Total	1,039	943	4,010	3,768

Total vehicle sales data represents: (1) retail sales (i.e., sales to consumers who purchase new vehicles from dealers or distributors); (2) fleet sales (i.e., sales to large and small businesses, governments and daily rental car companies); and (3) sales of courtesy transportation vehicles (i.e., vehicles previously used by dealers that were sold to the end consumer). Total vehicle sales data includes all sales by joint ventures on a total vehicle basis, not based on GM's percentage ownership interest in the joint venture. Certain joint venture agreements in China allow for the contractual right to report vehicle sales of non-GM trademarked vehicles by those joint ventures, which are included in the total vehicle sales we report for China. While total vehicle sales data does not correlate directly to the revenue GM recognizes during a particular period, we believe it is indicative of the underlying demand for GM's vehicles. Total vehicle sales data represents management's good faith estimate based on sales reported by GM's dealers, distributors and joint ventures; commercially available data sources such as registration and insurance data; and internal estimates and forecasts when other data is not available.

General Motors Company and Subsidiaries
Supplemental Material1
(Unaudited)
The following table summarizes industry and GM total vehicle sales and GM's related competitive position by geographic region (vehicles in thousands):

	Three Months Ended						Years Ended
	December 31, 2024			December 31, 2023			December 31, 2024			December 31, 2023
	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share	Industry	GM	Market Share
North America
United States	4,323	755	17.5%	4,021	625	15.5%	16,385	2,705	16.5%	16,022	2,595	16.2%
Other	1,025	134	13.1%	943	122	13.0%	3,909	510	13.1%	3,590	460	12.8%
Total North America	5,347	889	16.6%	4,963	747	15.1%	20,294	3,215	15.8%	19,612	3,055	15.6%
Asia/Pacific, Middle East and Africa
China(a)	8,444	599	7.1%	7,227	569	7.9%	26,567	1,839	6.9%	24,967	2,099	8.4%
Other	5,528	137	2.5%	5,695	167	2.9%	21,727	520	2.4%	22,058	577	2.6%
Total Asia/Pacific, Middle East and Africa	13,971	736	5.3%	12,922	736	5.7%	48,293	2,359	4.9%	47,025	2,676	5.7%
South America
Brazil	776	92	11.9%	679	92	13.5%	2,634	315	12.0%	2,307	328	14.2%
Other	355	27	7.7%	338	30	8.8%	1,347	109	8.1%	1,419	128	9.0%
Total South America	1,131	119	10.6%	1,017	122	12.0%	3,980	424	10.7%	3,726	456	12.2%
Total in GM markets	20,450	1,745	8.5%	18,902	1,605	8.5%	72,568	5,998	8.3%	70,362	6,187	8.8%
Total Europe	4,215	1	—%	4,182	1	—%	16,816	2	—%	16,596	2	—%
Total Worldwide(b)	24,665	1,746	7.1%	23,084	1,605	7.0%	89,383	6,001	6.7%	86,958	6,189	7.1%
United States
Cars	729	37	5.0%	737	40	5.5%	2,939	178	6.0%	3,070	224	7.3%
Trucks	1,196	396	33.1%	1,038	321	31.0%	4,345	1,383	31.8%	4,249	1,303	30.7%
Crossovers	2,398	322	13.4%	2,247	264	11.7%	9,101	1,144	12.6%	8,702	1,068	12.3%
Total United States	4,323	755	17.5%	4,021	625	15.5%	16,385	2,705	16.5%	16,022	2,595	16.2%
China(a)
SGMS		152			211			524			870
SGMW		447			358			1,315			1,229
Total China	8,444	599	7.1%	7,227	569	7.9%	26,567	1,839	6.9%	24,967	2,099	8.4%
__________
(a)Includes sales by the Automotive China JVs: SAIC General Motors Sales Co., Ltd. (SGMS) and SAIC GM Wuling Automobile Co., Ltd. (SGMW).
(b)Cuba, Iran, North Korea, Sudan and Syria are subject to broad economic sanctions. Accordingly, these countries are excluded from industry sales data and corresponding calculation of market share.

As discussed above, total vehicle sales and market share data provided in the table above includes fleet vehicles. Certain fleet transactions, particularly sales to daily rental car companies, are generally less profitable than retail sales to end customers. The following table summarizes estimated fleet sales and those sales as a percentage of total vehicle sales (vehicles in thousands):

	Three Months Ended		Years Ended
	December 31, 2024	December 31, 2023	December 31, 2024	December 31, 2023
GMNA	168	141	615	679
GMI	127	168	401	506
Total fleet sales	295	309	1,016	1,185

Fleet sales as a percentage of total vehicle sales	16.9%	19.3%	16.9%	19.2%

North America capacity two-shift utilization	103.5%	93.1%	105.7%	97.1%